                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 43 to Registration  Statement No. 33-14567 on Form N-1A of American  Century
Variable  Portfolios,  Inc. of our reports dated February 9, 2005,  appearing in the respective Annual Reports of VP Capital Appreciation Fund, VP Balanced Fund,
VP  International  Fund,  VP Value Fund,  VP Income &  Growth Fund, VP Ultra
Fund,  VP Vista  Fund,  VP Large  Company  Value  Fund and VP Mid Cap Value Fund
comprising  American  Century  Variable  Portfolios,  Inc.  for the  year  ended
December 31, 2004, in the Statement of Additional Information,  which is part of this  Registration  Statement.  We also consent to the reference to us under the caption "Other Service  Providers" in such Statement of Additional  Information.
We also consent to the reference to us under the caption "Financial  Highlights"
in the Prospectuses, which are also part of this Registration Statement.

/s/  Deloitte & Touche LLP
-------------------------------------
Deloitte & Touche LLP

Kansas City, Missouri
April 11, 2005